Exhibit 99.1

Monotype Announces Third Quarter 2014 Results

WOBURN, Mass.--(BUSINESS WIRE)--October 31, 2014--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the third quarter ended Sept. 30, 2014.

Third quarter 2014 highlights

  Revenue for the quarter was $47.1 million, up 16 percent year over year.
  Operating income was $12.0 million, or 26 percent of revenue.
  Non-GAAP net adjusted EBITDA was $18.0 million, or 38 percent of revenue.
  Cash flow from operations was $16.2 million.

“We had a solid third quarter, as we delivered new and innovative solutions to the market,” said Doug Shaw, president and chief executive officer at Monotype. “One of our highlights was the introduction of Membership by Monotype, a typeface subscription service designed specifically to address the needs of large brands and digital agencies. Membership empowers these customers to create beautiful, on-brand experiences across every medium by providing unlimited typeface experimentation, a library of thousands of fonts that supports Web, mobile and print design, and a clear-cut licensing model.”

Scott Landers, senior vice president and chief financial officer, said, “As our third quarter results reflect, we continued to execute on our diversification strategy, while moving forward on our model of growth, profitability and cash flow. Looking ahead, our fourth quarter guidance assumes slower growth out of Europe. Early feedback from our customers indicates some softening within the region. We remain committed to investing in the business long term, while providing additional return to shareholders.”

Third quarter 2014 operating results

Revenue was $47.1 million, up 16 percent compared to $40.5 million for the third quarter of 2013. Creative Professional revenue was $20.1 million, a 22 percent increase over the same period in 2013. OEM revenue was $26.9 million, a 12 percent increase from the third quarter of 2013.

GAAP and non-GAAP profitability metrics include $1.0 million of net transaction and acquisition-related costs.

Net income was $7.0 million, compared to $7.1 million in the third quarter of 2013. Earnings per diluted share were $0.17, compared to $0.18 in the same period in 2013.

Non-GAAP net income, which excludes the amortization of intangible assets and share-based compensation expense, net of taxes, was $10.5 million, compared to $10.1 million in the third quarter of 2013. Non-GAAP earnings per diluted share were $0.27 compared to $0.25 in the same period in 2013.

Non-GAAP net adjusted EBITDA was $18.0 million, or 38 percent of revenue, compared to $16.9 million in the third quarter of 2013.

A reconciliation of GAAP measures to non-GAAP measures for the three and nine months ended Sept. 30, 2014 and 2013 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $82.6 million as of Sept. 30, 2014, compared to $78.4 million as of Dec. 31, 2013, and $80.8 million as of June 30, 2014. The company generated $16.2 million of cash from operations in the third quarter of 2014 and $46.4 million year to date.

Quarterly dividend and share repurchase program

Monotype’s most recent dividend payment of $0.08 per share was paid on Oct. 21, 2014, to shareholders of record on Oct. 1, 2014. The next dividend payment of $0.08 per share will be paid on Jan. 22, 2015, to shareholders of record as of Jan. 2, 2015.

During the third quarter of 2014, Monotype repurchased approximately 75,000 shares of common stock under the company’s repurchase program for an aggregate amount of $2.2 million. Since the program’s inception in December, 2013, Monotype has spent $28.3 million on share repurchases, bought at prevailing market prices on the open market.

Year to date, Monotype has returned $34.7 million to shareholders through a combination of its dividend and share repurchase programs.

Financial outlook

For the fourth quarter, Monotype expects revenue in the range of $45.5 million to $47.0 million. The company anticipates fourth quarter 2014 non-GAAP net adjusted EBITDA in the range of $17.0 million to $18.5 million, GAAP earnings per diluted share in the range of $0.16 to $0.18, and non-GAAP earnings per diluted share in the range of $0.25 to $0.27.

Monotype is adjusting its previously issued, full-year 2014 guidance, which anticipated revenue in the range of $184.0 to $189.0 million. The company now expects revenue in the range of $183.6 million to $185.1 million. Monotype now expects full-year 2014 non-GAAP net adjusted EBITDA to be in the range of $72.7 million to $74.2 million, GAAP earnings per diluted share in the range of $0.75 to $0.77 and non-GAAP earnings per diluted share in the range of $1.09 to $1.11.

Monotype’s fourth quarter and full-year guidance include approximately $1.0 million and $2.1 million of transaction and acquisition-related costs, respectively.

Conference call details

Monotype will host a conference call on Friday, Oct. 31, 2014, at 8:30 a.m. EDT to discuss the company’s third quarter 2014 results and business outlook for 2014. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 866-468-7513 (domestic) or 415-762-1255 (international) using passcode 870939. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts, Web design tools or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to integrate products, services and employees from acquired companies in a timely manner or at all; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2014. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2014 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$82,588	$78,411
Accounts receivable, net of allowance for doubtful accounts	8,622	8,317
Income tax refunds receivable	818	3,334
Deferred income taxes	3,300	3,557
Prepaid expense and other current assets	3,258	3,394

Total current assets	98,586	97,013
Property and equipment, net	7,712	3,568
Goodwill	179,516	176,350
Intangible assets, net	75,811	76,684
Other assets	2,585	2,744

Total assets	$364,210	$356,359

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,049	$1,112
Accrued expenses and other current liabilities	24,905	20,439
Deferred revenue	6,913	6,767

Total current liabilities	33,867	28,318
Deferred revenue	744	972
Deferred income taxes	34,164	32,600
Reserve for income taxes, net of current portion	2,826	2,496
Accrued pension benefits	4,876	5,098
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	225,609	209,376
Treasury stock, at cost	(28,344)	(2,279)
Retained earnings	92,460	78,741
Accumulated other comprehensive (loss) income	(2,031)	998

Total stockholders’ equity	287,733	286,875

Total liabilities and stockholders’ equity	$364,210	$356,359

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$47,063	$40,468	$138,098	$123,592
Costs and expenses:
Cost of revenue	7,227	5,935	21,057	17,960
Cost of revenue—amortization of acquired technology	1,144	1,141	3,435	3,418

Total cost of revenue	8,371	7,076	24,492	21,378

Gross profit	38,692	33,392	113,606	102,214
Operating expenses:
Marketing and selling	13,361	10,632	36,466	30,943
Research and development	5,227	4,655	15,890	14,518
General and administrative	6,491	4,926	18,075	14,611
Amortization of other intangible assets	1,587	1,490	4,450	4,467

Total operating expenses	26,666	21,703	74,881	64,539
Income from operations	12,026	11,689	38,725	37,675
Other (income) expense:
Interest expense, net	265	266	791	992
Other expense, net	620	322	1,000	1,125

Total other expense	885	588	1,791	2,117
Income before provision for income taxes	11,141	11,101	36,934	35,558
Provision for income taxes	4,102	4,037	13,759	12,567

Net income	$7,039	$7,064	$23,175	$22,991

Net income available to common shareholders—basic & diluted	$6,899	$6,950	$22,745	$22,608

Net income per common share:
Basic	$0.18	$0.18	$0.59	$0.60

Diluted	$0.17	$0.18	$0.57	$0.58

Weighted average number of shares:
Basic	38,431,031	38,276,890	38,543,401	37,717,883
Diluted	39,487,302	39,657,474	39,663,807	39,205,915

Dividends declared per common share	$0.08	$0.06	$0.24	$0.18

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP income from operations	$12,026	$11,689	$38,725	$37,675
Depreciation and amortization	3,177	3,017	9,147	9,036
Share based compensation	2,819	2,159	7,835	5,994

Non-GAAP net adjusted EBITDA	$18,022	$16,865	$55,707	$52,705

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net income	$7,039	$7,064	$23,175	$22,991
Amortization, net of tax	1,726	1,673	4,952	5,102
Share based compensation, net of tax	1,782	1,373	4,920	3,878

Non-GAAP net income	$10,547	$10,110	$33,047	$31,971

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP earnings per diluted share	$0.17	$0.18	$0.57	$0.58
Amortization, net of tax	0.04	0.04	0.13	0.13
Share based compensation, net of tax	0.06	0.03	0.13	0.11

Non-GAAP earnings per diluted share	$0.27	$0.25	$0.83	$0.82

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Marketing and selling	$1,257	$1,003	$3,553	$2,753
Research and development	620	501	1,747	1,405
General and administrative	942	655	2,535	1,836

Total expensed	$2,819	$2,159	$7,835	$5,994
Property and equipment	39	—	102	—

Total share based compensation	$2,858	$2,159	$7,937	$5,994

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Creative Professional	$20,118	$16,449	$56,103	$46,435
OEM	26,945	24,019	81,995	77,157

Total	$47,063	$40,468	$138,098	$123,592

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2014	Q4 2014
GAAP net income	$6,400	$7,200
Amortization, net of tax	1,700	1,700
Share-based compensation, net of tax	1,800	1,800

Non-GAAP net income	$9,900	$10,700

GAAP earnings per diluted share	$0.16	$0.18
Amortization, net of tax, per diluted share	0.04	0.04
Share-based compensation, net of tax, per diluted share	0.05	0.05

Non-GAAP earnings per diluted share	$0.25	$0.27

Weighted average diluted shares used to compute earnings per share	39,200,000	39,200,000

Assumes 37% effective tax rate.

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP net income	$29,600	$30,400
Amortization, net of tax	6,700	6,700
Share-based compensation, net of tax	6,700	6,700

Non-GAAP net income	43,000	43,800

GAAP earnings per diluted share	$0.75	$0.77
Amortization, net of tax, per diluted share	0.17	0.17
Share-based compensation, net of tax, per diluted share	0.17	0.17

Non-GAAP earnings per diluted share	$1.09	$1.11

Weighted average diluted shares used to compute earnings per share	39,500,000	39,500,000

Assumes 37% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2014	Q4 2014
GAAP income from operations	$11,000	$12,500
Depreciation and amortization	3,200	3,200
Share-based compensation	2,800	2,800

Non-GAAP net adjusted EBITDA	$17,000	$18,500

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP income from operations	$49,700	$51,200
Depreciation and amortization	12,350	12,350
Share-based compensation	10,650	10,650

Non-GAAP net adjusted EBITDA	$72,700	$74,200

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com